EXHIBIT 32.01

CERTIFICATION BY CHIEF EXECUTIVE OFFICER

I, G. William Andrews, certify that (i) the Form 10-K for the year ended December 31, 2013 of The Campbell Fund Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K for the year ended December 31, 2013 fairly presents, in all material respects, the financial condition and results of operations of The Campbell Fund Trust.

Date: March 26, 2014	THE CAMPBELL FUND TRUST By: Campbell & Company, Inc., Managing Operator
	By:	/s/ G. William Andrews
G. William Andrews
Chief Executive Officer

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